News Release

American Homes 4 Rent Reports Second Quarter 2019 Financial and Operating Results
AGOURA HILLS, Calif., July 29, 2019—American Homes 4 Rent (NYSE: AMH) (the “Company”), a leading provider of high quality single-family homes for rent, today announced its financial and operating results for the quarter ended June 30, 2019.
Highlights

•	Total revenues increased 6.6% to $281.9 million for the second quarter of 2019 from $264.5 million for the second quarter of 2018.

•
Net income attributable to common shareholders totaled $22.5 million, or $0.08 per diluted share, for the second quarter of 2019, compared to a net loss attributable to common shareholders of $15.2 million, or a $0.05 loss per diluted share, for the second quarter of 2018.

•
Core Funds from Operations (“Core FFO”) attributable to common share and unit holders for the second quarter of 2019 was $98.2 million, or $0.28 per FFO share and unit, compared to $91.9 million, or $0.26 per FFO share and unit, for the same period in 2018, which represents a 6.5% increase on a per share and unit basis.

•
Adjusted Funds from Operations attributable to common share and unit holders for the second quarter of 2019 was $86.8 million, or $0.25 per FFO share and unit, compared to $82.0 million, or $0.23 per FFO share and unit, for the second quarter of 2018.

•
Core Net Operating Income (“Core NOI”) from Same-Home properties increased by 3.6% year-over year for the second quarter of 2019. Core NOI after capital expenditures from Same-Home properties increased by 2.6% year-over-year for the second quarter of 2019.

•
Same-Home portfolio Average Occupied Days Percentage increased to 95.7% for the second quarter of 2019, compared to 95.3% for the second quarter of 2018, while achieving a 3.7% growth in Average Monthly Realized Rent per property for the same comparable periods.

“American Homes 4 Rent had a strong second quarter with continued operational excellence driving a 7% year-over-year increase in Core FFO per share,” stated David Singelyn, American Homes 4 Rent’s Chief Executive Officer. “Our best-in-class platform and team once again demonstrated their ability to capture the strength of the spring leasing season, driving a 4.4% year-over-year growth in second quarter Same-Home core revenues. Further, we continue to enhance the quality of our portfolio as we strategically recycle capital from asset sales into the expansion of our industry leading built-for-rental program, which we believe has the long-term potential to revolutionize the single-family rental sector. With our flexible and conservative balance sheet that supports our growth strategy, we are confident in our ability to continue delivering consistent operating results and long term value creation for our shareholders.”
Second Quarter 2019 Financial Results
On January 1, 2019, the Company adopted the new lease accounting standard, ASU No. 2016-02, which prospectively results in a larger portion of internal leasing costs being expensed that were previously capitalized. For purposes of comparability, applicable prior period non-GAAP financial metrics have been conformed to reflect the new lease accounting standard. Refer to Non-GAAP Financial Measures for further information.
Net income attributable to common shareholders totaled $22.5 million, or $0.08 per diluted share, for the second quarter of 2019, compared to a net loss attributable to common shareholders of $15.2 million, or a $0.05 loss per diluted share, for the second quarter of 2018. This improvement was primarily attributable to higher revenues resulting from a larger number of occupied properties and higher rental rates, an increase in gain on sale of single-family properties and other, net and a noncash charge related to the redemption of the Series C participating preferred shares through a conversion into Class A common shares during the second quarter of 2018.
Total revenues increased 6.6% to $281.9 million for the second quarter of 2019 from $264.5 million for the second quarter of 2018. Revenue growth was primarily driven by continued strong leasing activity, as our average occupied portfolio grew to 48,989 homes for the quarter ended June 30, 2019, compared to 47,427 homes for the quarter ended June 30, 2018, as well as higher rental rates.
Core NOI on our total portfolio increased 6.9% to $154.0 million for the second quarter of 2019, compared to $144.1 million for the second quarter of 2018. This increase was primarily due to growth in rental income resulting from a larger number of occupied properties and higher rental rates, partially offset by higher property tax expense.
Core revenues from Same-Home properties increased 4.4% to $190.1 million for the second quarter of 2019, compared to $182.1 million for the second quarter of 2018. This growth was primarily driven by a 3.7% increase in Average Monthly Realized Rent per property and an increase in Average Occupied Days Percentage to 95.7% from 95.3%. Core property operating expenses from Same-Home properties increased 5.8% from $65.7 million for the second quarter of 2018 to $69.5 million for the second quarter of 2019, with the largest driver being attributable to an outsized increase in property tax expense. As a result, Core NOI from Same-Home properties increased 3.6% to $120.6 million for the second quarter of 2019, compared to $116.4 million for the second quarter of 2018. After capital expenditures, Core NOI from Same-Home properties increased 2.6% to $112.2 million for the second quarter of 2019, compared to $109.4 million for the second quarter of 2018. For the second quarter of 2019, capital expenditures reflected above average increases from the planned expansion of our strategic preventative maintenance program and storm damages in certain markets related to windstorms and unusually high rainfall towards the end of the quarter.
Core Funds from Operations attributable to common share and unit holders (“Core FFO attributable to common share and unit holders”) was $98.2 million, or $0.28 per FFO share and unit, for the second quarter of 2019, compared to $91.9 million, or $0.26 per FFO share and unit, for the second quarter of 2018. Adjusted Funds from Operations attributable to common share and unit holders (“Adjusted FFO attributable to common share and unit holders”) for the second quarter of 2019 was $86.8 million, or $0.25 per FFO share and unit, compared to $82.0 million, or $0.23 per FFO share and unit, for the second quarter of 2018. This improvement was primarily attributable to increases in rental revenue driven by a larger number of occupied properties and higher rental rates, partially offset by higher property tax expense.
Year-to-Date 2019 Financial Results

On January 1, 2019, the Company adopted the new lease accounting standard, ASU No. 2016-02, which prospectively results in a larger portion of internal leasing costs being expensed that were previously capitalized. For purposes of comparability, applicable prior period non-GAAP financial metrics have been conformed to reflect the new lease accounting standard. Refer to Non-GAAP Financial Measures for further information.
Net income attributable to common shareholders was $38.8 million, or $0.13 per diluted share, for the six-month period ended June 30, 2019, compared to a net loss attributable to common shareholders of $9.3 million, or a $0.03 loss per diluted share, for the six-month period ended June 30, 2018. This improvement was primarily attributable to higher revenues resulting from a larger number of occupied properties and higher rental rates, an increase in gain on sale of single-family properties and other, net, and a noncash charge related to the redemption of the Series C participating preferred shares through a conversion into Class A common shares during the second quarter of 2018.
Total revenues increased 7.4% to $561.1 million for the six-month period ended June 30, 2019, from $522.5 million for the six-month period ended June 30, 2018. Revenue growth was primarily driven by continued strong leasing activity, as our average occupied portfolio grew to 48,600 homes as of June 30, 2019, compared to 47,156 homes as of June 30, 2018.

Core NOI on our total portfolio increased 9.0% to $304.6 million for the six-month period ended June 30, 2019, compared to $279.6 million for the six-month period ended June 30, 2018. This increase was primarily due to growth in rental income resulting from a larger number of occupied properties and higher rental rates, partially offset by higher property tax expense, higher HOA fees, net and higher property management expenses, net.
Core revenues from Same-Home properties increased 4.3% to $377.2 million for the six-month period ended June 30, 2019, compared to $361.7 million for the six-month period ended June 30, 2018. This growth was primarily driven by a 3.5% increase in Average Monthly Realized Rent per property and an increase in Average Occupied Days Percentage to 95.6% from 95.1%. Core property operating expenses from Same-Home properties increased 4.0% from $130.7 million for the six-month period ended June 30, 2018 to $135.9 million for the six-month period ended June 30, 2019, which was primarily attributable to higher property tax expense and higher HOA fees, net. As a result, Core NOI from Same-Home properties increased 4.5% to $241.3 million for the six-month period ended June 30, 2019, compared to $231.0 million for the six-month period ended June 30, 2018. After capital expenditures, Core NOI from Same-Home properties increased 3.9% to $226.6 million for the six-month period ended June 30, 2019, compared to $218.1 million for the six-month period ended June 30, 2018. For the six-month period ended June 30, 2019, capital expenditures reflected above average increases from the planned expansion of our strategic preventative maintenance program.
Core FFO attributable to common share and unit holders was $194.0 million, or $0.55 per FFO share and unit, for the six-month period ended June 30, 2019, compared to $175.1 million, or $0.50 per FFO share and unit, for the six-month period ended June 30, 2018. Adjusted FFO attributable to common share and unit holders for the six-month period ended June 30, 2019 was $173.6 million, or $0.49 per FFO share and unit, compared to $156.8 million, or $0.45 per FFO share and unit, for the six-month period ended June 30, 2018. This improvement was primarily attributable to increases in rental revenue driven by a larger number of occupied properties and higher rental rates, partially offset by higher property tax expense, higher HOA fees, net and higher property management expenses, net.
Portfolio
As of June 30, 2019, the Company had an occupancy percentage of 96.4%, compared to 95.6% as of March 31, 2019. The occupancy percentage on Same-Home properties was 96.3% as of June 30, 2019, compared to 96.8% as of March 31, 2019.
Investments
As of June 30, 2019, the Company’s total portfolio consisted of 52,634 homes, including 1,664 properties held for sale, compared to 52,923 homes as of March 31, 2019, including 1,793 properties held for sale, a decrease of 289 homes, which included 433 homes sold, offset by 8 properties acquired through traditional acquisition channels and 136 newly constructed properties delivered through our AMH Development and National Builder Programs.
Capital Activities and Balance Sheet
During the second quarter of 2019, the Company paid off the term loan facility for the remaining $100.0 million.
As of June 30, 2019, the Company had cash and cash equivalents of $119.2 million and had total outstanding debt of $2.9 billion, excluding unamortized discounts and unamortized deferred financing costs, with a weighted-average interest rate of 4.4% and a weighted-average term to maturity of 13.6 years. The Company had no outstanding borrowings on its $800.0 million revolving credit facility at the end of the quarter.

2019 Guidance
Guidance Summary
No changes have been made to previous Full Year 2019 guidance ranges.

Full Year 2019
Core FFO attributable to common share and unit holders	$1.06 - $1.14

Same-Home
Core revenues growth	3.2% - 4.2%
Core property operating expenses growth	3.5% - 4.5%
Core NOI growth	3.0% - 4.0%
Core NOI After Capital Expenditures growth	2.6% - 3.6%

Reconciliation of Core FFO attributable to common share and unit holders from 2018 to 2019 Guidance Midpoint

Per FFO Share and Unit
2018 Core FFO attributable to common share and unit holders, as previously reported	$1.06
Internal leasing costs (1)	(0.02)
2018 Core FFO attributable to common share and unit holders, as conformed for internal leasing costs	$1.04

Same-Home Core NOI growth	0.05
Non-Same-Home Core NOI growth (2)	0.05
General and administrative expense growth	(0.01)
Interest expense and preferred dividends increase	(0.02)
Share count increase	(0.01)

2019 Core FFO attributable to common share and unit holders - Guidance Midpoint	$1.10

(1)
Adjustment amount reflects the portion of leasing costs that were previously capitalized and treated as a reduction to Adjusted FFO attributable to common share and unit holders that would be expensed under the new lease accounting standard ASU 2016-02, adopted by the Company on January 1, 2019.

(2)
Reflects NOI from Non-Same-Home properties including contribution from 2018 and projected 2019 net acquisitions and dispositions. For 2019, we expect to add between $300.0 million and $500.0 million of properties to our portfolio, the timing of which is expected to be more heavily weighted towards the second half of the year.

Note: The Company does not provide guidance for the most comparable GAAP financial measures of net income or loss, total revenues and property operating expenses, or a reconciliation of the above-listed forward-looking non-GAAP financial measures to the comparable GAAP financial measures because we are unable to reasonably predict certain items contained in the GAAP measures, including non-recurring and infrequent items that are not indicative of the Company’s ongoing operations. Such items include, but are not limited to, net gain or loss on sales and impairment of single-family properties, casualty loss, Non-Same-Home revenues and Non-Same-Home property operating expenses. These items are uncertain, depend on various factors and could have a material impact on our GAAP results for the guidance period.
Additional Information
A copy of the Company’s Second Quarter 2019 Earnings Release and Supplemental Information Package and this press release are available on our website at www.americanhomes4rent.com. This information has also been furnished to the SEC in a current report on Form 8-K.

Conference Call
A conference call is scheduled on Tuesday, July 30, 2019, at 11:00 a.m. Eastern Time to discuss the Company’s financial results for the quarter ended June 30, 2019, and to provide an update on its business. The domestic dial-in number is (877) 451-6152 (U.S. and Canada) and the international dial-in number is (201) 389-0879 (passcode not required). A simultaneous audio webcast may be accessed by using the link at www.americanhomes4rent.com, under “For Investors.” A replay of the conference call may be accessed through Tuesday, August 13, 2019 by calling (844) 512-2921 (U.S. and Canada) or (412) 317-6671 (international), replay passcode number 13691742#, or by using the link at www.americanhomes4rent.com, under “For Investors.”
About American Homes 4 Rent
American Homes 4 Rent (NYSE: AMH) is a leader in the single-family home rental industry and “American Homes 4 Rent” is fast becoming a nationally recognized brand for rental homes, known for high quality, good value and tenant satisfaction. We are an internally managed Maryland real estate investment trust, or REIT, focused on acquiring, developing, renovating, leasing, and operating attractive, single-family homes as rental properties. As of June 30, 2019, we owned 52,634 single-family properties in selected submarkets in 22 states.
Forward-Looking Statements
This press release contains “forward-looking statements.” These forward-looking statements relate to beliefs, expectations or intentions and similar statements concerning matters that are not of historical fact and are generally accompanied by words such as “estimate,” “project,” “predict,” “believe,” “expect,” “anticipate,” “intend,” “potential,” “plan,” “goal,” “outlook,” “guidance” or other words that convey the uncertainty of future events or outcomes. Examples of forward-looking statements contained in this press release include, among others, our 2019 Guidance and our belief that there will be continued strong demand for single-family rentals and our ability to continue to expand our built-for-rental program and deliver consistent operating results. The Company has based these forward-looking statements on its current expectations and assumptions about future events. While the Company’s management considers these expectations to be reasonable, they are inherently subject to risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond the Company’s control and could cause actual results to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company undertakes no obligation to update any forward-looking statements to conform to actual results or changes in its expectations, unless required by applicable law. For a further description of the risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to the business of the Company in general, see the “Risk Factors” disclosed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018, and in the Company’s subsequent filings with the SEC.

American Homes 4 Rent
Condensed Consolidated Balance Sheets
(Amounts in thousands, except share data)

	June 30, 2019	December 31, 2018
	(Unaudited)
Assets
Single-family properties:
Land	$1,727,940	$1,713,496
Buildings and improvements	7,566,498	7,483,600
Single-family properties in operation	9,294,438	9,197,096
Less: accumulated depreciation	(1,316,920)	(1,176,499)
Single-family properties in operation, net	7,977,518	8,020,597
Single-family properties under development and development land	235,508	153,651
Single-family properties held for sale, net	276,581	318,327
Total real estate assets, net	8,489,607	8,492,575
Cash and cash equivalents	119,176	30,284
Restricted cash	165,734	144,930
Rent and other receivables, net	31,988	29,027
Escrow deposits, prepaid expenses and other assets	181,187	146,034
Deferred costs and other intangibles, net	8,986	12,686
Asset-backed securitization certificates	25,666	25,666
Goodwill	120,279	120,279
Total assets	$9,142,623	$9,001,481

Liabilities
Revolving credit facility	$—	$250,000
Term loan facility, net	—	99,232
Asset-backed securitizations, net	1,953,280	1,961,511
Unsecured senior notes, net	887,777	492,800
Accounts payable and accrued expenses	301,219	219,229
Amounts payable to affiliates	4,824	4,967
Total liabilities	3,147,100	3,027,739

Commitments and contingencies

Equity
Shareholders’ equity:
Class A common shares ($0.01 par value per share, 450,000,000 shares authorized, 299,827,789 and 296,014,546 shares issued and outstanding at June 30, 2019 and December 31, 2018, respectively)	2,998	2,960
Class B common shares ($0.01 par value per share, 50,000,000 shares authorized, 635,075 shares issued and outstanding at June 30, 2019 and December 31, 2018)	6	6
Preferred shares ($0.01 par value per share, 100,000,000 shares authorized, 35,350,000 shares issued and outstanding at June 30, 2019 and December 31, 2018)	354	354
Additional paid-in capital	5,784,398	5,732,466
Accumulated deficit	(482,354)	(491,214)
Accumulated other comprehensive income	7,062	7,393
Total shareholders’ equity	5,312,464	5,251,965
Noncontrolling interest	683,059	721,777
Total equity	5,995,523	5,973,742

Total liabilities and equity	$9,142,623	$9,001,481

American Homes 4 Rent
Condensed Consolidated Statements of Operations
(Amounts in thousands, except share and per share data)
(Unaudited)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2019	2018	2019	2018
Revenues:
Rents and other single-family property revenues	$279,914	$262,882	$557,608	$519,545
Other	1,946	1,601	3,456	2,942
Total revenues	281,860	264,483	561,064	522,487

Expenses:
Property operating expenses	104,591	98,843	211,275	199,830
Property management expenses	21,650	18,616	42,359	37,603
General and administrative expense	10,486	9,677	19,921	18,908
Interest expense	32,571	31,978	64,486	61,279
Acquisition fees and costs expensed	970	1,321	1,804	2,632
Depreciation and amortization	82,840	78,319	164,001	157,622
Other	1,514	1,624	2,538	2,451
Total expenses	254,622	240,378	506,384	480,325

Gain on sale of single-family properties and other, net	13,725	3,240	19,374	5,496
Loss on early extinguishment of debt	(659)	(1,447)	(659)	(1,447)
Remeasurement of participating preferred shares	—	—	—	1,212

Net income	40,304	25,898	73,395	47,423

Noncontrolling interest	4,004	(3,150)	7,030	(2,036)
Dividends on preferred shares	13,782	11,984	27,564	26,581
Redemption of participating preferred shares	—	32,215	—	32,215

Net income (loss) attributable to common shareholders	$22,518	$(15,151)	$38,801	$(9,337)

Weighted-average shares outstanding:
Basic	299,466,526	295,462,572	298,157,413	290,848,633
Diluted	299,991,084	295,462,572	298,676,788	290,848,633

Net income (loss) attributable to common shareholders per share:
Basic	$0.08	$(0.05)	$0.13	$(0.03)
Diluted	$0.08	$(0.05)	$0.13	$(0.03)
Non-GAAP Financial Measures
This press release and the Second Quarter 2019 Earnings Release and Supplemental Information Package include Funds from Operations attributable to common share and unit holders (“FFO attributable to common share and unit holders”), Core FFO attributable to common share and unit holders, Adjusted FFO attributable to common share and unit holders, Core NOI, Same-Home Core NOI and Same-Home Core NOI After Capital Expenditures, which are non-GAAP financial measures. We believe these measures are helpful in understanding our financial performance and are widely used in the REIT industry. Because other REITs may not compute these financial measures in the same manner, they may not be comparable among REITs. In addition, these metrics are not substitutes for net income or loss or net cash flows from operating activities, as defined by GAAP, as measures of our operating performance, liquidity or ability to pay dividends. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP measures are included in this press release and in the Second Quarter 2019 Earnings Release and Supplemental Information Package.
Funds from Operations attributable to common share and unit holders
The following is a reconciliation of net income or loss attributable to common shareholders to FFO attributable to common share and unit holders, Core FFO attributable to common share and unit holders and Adjusted FFO attributable to common share and unit holders for the three and six months ended June 30, 2019 and 2018 (amounts in thousands, except share data):

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2019	2018	2019	2018
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Net income (loss) attributable to common shareholders	$22,518	$(15,151)	$38,801	$(9,337)
Adjustments:
Noncontrolling interests in the Operating Partnership	4,004	(2,902)	7,030	(1,777)
Net (gain) on sale / impairment of single-family properties and other	(12,796)	(1,704)	(17,941)	(3,260)
Adjustments for unconsolidated joint ventures	747	—	1,301	—
Depreciation and amortization	82,840	78,319	164,001	157,622
Less: depreciation and amortization of non-real estate assets	(1,971)	(1,787)	(3,911)	(3,617)
FFO attributable to common share and unit holders	$95,342	$56,775	$189,281	$139,631
Adjustments:
Internal leasing costs (1)	—	(1,773)	—	(3,362)
Acquisition fees and costs expensed	970	1,321	1,804	2,632
Noncash share-based compensation - general and administrative	923	520	1,582	1,118
Noncash share-based compensation - property management	346	423	639	800
Noncash interest expense related to acquired debt	—	937	—	1,837
Loss on early extinguishment of debt	659	1,447	659	1,447
Remeasurement of participating preferred shares	—	—	—	(1,212)
Redemption of participating preferred shares	—	32,215	—	32,215
Core FFO attributable to common share and unit holders	$98,240	$91,865	$193,965	$175,106
Recurring capital expenditures (2)	(10,330)	(8,489)	(18,190)	(15,875)
Leasing costs	(1,130)	(3,111)	(2,129)	(5,834)
Internal leasing costs (1)	—	1,773	—	3,362
Adjusted FFO attributable to common share and unit holders	$86,780	$82,038	$173,646	$156,759

Per FFO share and unit:
FFO attributable to common share and unit holders	$0.27	$0.16	$0.54	$0.40
Core FFO attributable to common share and unit holders	$0.28	$0.26	$0.55	$0.50
Adjusted FFO attributable to common share and unit holders	$0.25	$0.23	$0.49	$0.45

Weighted-average FFO shares and units:
Common shares outstanding	299,466,526	295,462,572	298,157,413	290,848,633
Share-based compensation plan (3)	619,398	587,270	647,895	584,330
Operating partnership units	52,897,228	55,350,153	54,025,758	55,350,153
Total weighted-average FFO shares and units	352,983,152	351,399,995	352,831,066	346,783,116

(1)
Adjustment amount reflects the portion of leasing costs that were previously capitalized and treated as a reduction to Adjusted FFO attributable to common share and unit holders that would be expensed under the new lease accounting standard ASU 2016-02, adopted by the Company on January 1, 2019.

(2)
As a portion of our homes are recently developed, acquired and / or renovated, we estimate recurring capital expenditures for our entire portfolio by multiplying (a) current period actual recurring capital expenditures per Same-Home Property by (b) our total number of properties, excluding newly acquired non-stabilized properties and properties classified as held for sale.

(3)	Reflects the effect of potentially dilutive securities issuable upon the assumed vesting / exercise of restricted stock units and stock options.
FFO attributable to common share and unit holders is a non-GAAP financial measure that we calculate in accordance with the definition approved by the National Association of Real Estate Investment Trusts (“NAREIT”), which defines FFO as net income or loss calculated in accordance with GAAP, excluding gains and losses from sales or impairment of real estate, plus real estate-related depreciation and amortization (excluding amortization of deferred financing costs and depreciation of non-real estate assets), and after adjustments for unconsolidated partnerships and joint ventures to reflect FFO on the same basis.

Core FFO attributable to common share and unit holders is a non-GAAP financial measure that we use as a supplemental measure of our performance. We compute this metric by adjusting FFO attributable to common share and unit holders for (1) acquisition fees and costs expensed incurred with business combinations and the acquisition of properties, (2) noncash share-based compensation expense, (3) noncash interest expense related to acquired debt, (4) hurricane-related charges, net, which result in material charges to the impacted single-family properties, (5) gain or loss on early extinguishment of debt, (6) noncash fair value adjustments associated with remeasuring our participating preferred shares derivative liability to fair value, and (7) the allocation of income to our participating preferred shares in connection with their redemption.
Adjusted FFO attributable to common share and unit holders is a non-GAAP financial measure that we use as a supplemental measure of our performance. We compute this metric by adjusting Core FFO attributable to common share and unit holders for (1) recurring capital expenditures that are necessary to help preserve the value and maintain functionality of our properties and (2) capitalized leasing costs incurred during the period. As a portion of our homes are recently developed, acquired and/or renovated, we estimate recurring capital expenditures for our entire portfolio by multiplying (a) current period actual recurring capital expenditures per Same-Home Property by (b) our total number of properties, excluding newly acquired non-stabilized properties and properties classified as held for sale.
We present FFO attributable to common share and unit holders, as well as on a per FFO share and unit basis, because we consider this metric to be an important measure of the performance of real estate companies, as do many investors and analysts in evaluating the Company. We believe that FFO attributable to common share and unit holders provides useful information to investors because this metric excludes depreciation, which is included in computing net income and assumes the value of real estate diminishes predictably over time. We believe that real estate values fluctuate due to market conditions and in response to inflation. We also believe that Core FFO and Adjusted FFO attributable to common share and unit holders, as well as on a per FFO share and unit basis, provide useful information to investors because they allow investors to compare our operating performance to prior reporting periods without the effect of certain items that, by nature, are not comparable from period to period.
FFO, Core FFO and Adjusted FFO attributable to common share and unit holders are not a substitute for net income or net cash provided by operating activities, each as determined in accordance with GAAP, as a measure of our operating performance, liquidity or ability to pay dividends. These metrics also are not necessarily indicative of cash available to fund future cash needs. Because other REITs may not compute these measures in the same manner, they may not be comparable among REITs.
Core Net Operating Income
Core NOI, which we also present separately for our Same-Home portfolio, is a supplemental non-GAAP financial measure that we define as core revenues, which is calculated as total revenues, excluding expenses reimbursed by tenant charge-backs and other revenues, less core property operating expenses, which is calculated as property operating and property management expenses, excluding noncash share-based compensation expense and expenses reimbursed by tenant charge-backs. Our Same-Home portfolio consists of our single-family properties that have been stabilized longer than 90 days prior to the beginning of the earliest period presented, and that have not been classified as held for sale, identified for future sale or taken out of service as a result of a casualty loss.
Core NOI also excludes (1) noncash fair value adjustments associated with remeasuring our participating preferred shares derivative liability to fair value, (2) noncash gain or loss on conversion of shares or units, (3) gain or loss on early extinguishment of debt, (4) hurricane-related charges, net, which result in material charges to the impacted single-family properties, (5) gain or loss on sales of single-family properties and other, (6) depreciation and amortization, (7) acquisition fees and costs expensed incurred with business combinations and the acquisition of properties, (8) noncash share-based compensation expense, (9) interest expense, (10) general and administrative expense, (11) other expenses and (12) other revenues. We believe Core NOI provides useful information to investors about the operating performance of our single-family properties without the impact of certain operating expenses that are reimbursed through tenant charge-backs. We further adjust Core NOI for our Same-Home portfolio by subtracting recurring capital expenditures to calculate Same-Home Core NOI After Capital Expenditures, which we believe provides useful information to investors because it more fully reflects our operating performance after the impact of all property-level expenditures, regardless of whether they are capitalized or expensed.
Core NOI and Same-Home Core NOI After Capital Expenditures should be considered only as supplements to net income or loss as a measure of our performance and should not be used as measures of our liquidity, nor are they indicative of funds available to fund our cash needs, including our ability to pay dividends or make distributions. Additionally, these metrics should not be used as substitutes for net income or loss or net cash flows from operating activities (as computed in accordance with GAAP).
The following are reconciliations of core revenues, Same-Home core revenues, core property operating expenses, Same-Home core property operating expenses, Core NOI, Same-Home Core NOI and Same-Home Core NOI After Capital Expenditures to their respective GAAP metrics for the three and six months ended June 30, 2019 and 2018 (amounts in thousands):

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2019	2018	2019	2018
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Core revenues and Same-Home core revenues
Total revenues	$281,860	$264,483	$561,064	$522,487
Tenant charge-backs	(35,303)	(32,917)	(75,255)	(68,724)
Other revenues	(1,946)	(1,601)	(3,456)	(2,942)
Bad debt expense	—	(1,616)	—	(3,616)
Core revenues	244,611	228,349	482,353	447,205
Less: Non-Same-Home core revenues	54,514	46,221	105,153	85,485
Same-Home core revenues	$190,097	$182,128	$377,200	$361,720

Core property operating expenses and Same-Home core property operating expenses
Property operating expenses	$104,591	$98,843	$211,275	$199,830
Property management expenses	21,650	18,616	42,359	37,603
Noncash share-based compensation - property management	(346)	(423)	(639)	(800)
Expenses reimbursed by tenant charge-backs	(35,303)	(32,917)	(75,255)	(68,724)
Bad debt expense	—	(1,616)	—	(3,616)
Internal leasing costs (1)	—	1,773	—	3,362
Core property operating expenses	90,592	84,276	177,740	167,655
Less: Non-Same-Home core property operating expenses	21,063	18,533	41,835	36,934
Same-Home core property operating expenses	$69,529	$65,743	$135,905	$130,721

Core NOI, Same-Home Core NOI and Same-Home Core NOI After Capital Expenditures
Net income	$40,304	$25,898	$73,395	$47,423
Remeasurement of participating preferred shares	—	—	—	(1,212)
Loss on early extinguishment of debt	659	1,447	659	1,447
Gain on sale of single-family properties and other, net	(13,725)	(3,240)	(19,374)	(5,496)
Depreciation and amortization	82,840	78,319	164,001	157,622
Acquisition fees and costs expensed	970	1,321	1,804	2,632
Noncash share-based compensation - property management	346	423	639	800
Interest expense	32,571	31,978	64,486	61,279
General and administrative expense	10,486	9,677	19,921	18,908
Other expenses	1,514	1,624	2,538	2,451
Other revenues	(1,946)	(1,601)	(3,456)	(2,942)
Internal leasing costs (1)	—	(1,773)	—	(3,362)
Core NOI	154,019	144,073	304,613	279,550
Less: Non-Same-Home Core NOI	33,451	27,688	63,318	48,551
Same-Home Core NOI	120,568	116,385	241,295	230,999
Less: Same-Home recurring capital expenditures	8,330	7,024	14,647	12,927
Same-Home Core NOI After Capital Expenditures	$112,238	$109,361	$226,648	$218,072

(1)
Adjustment amount reflects the portion of leasing costs that were previously capitalized, that would be expensed under the new lease accounting standard ASU 2016-02, adopted by the Company on January 1, 2019.

Contact:
American Homes 4 Rent
Investor Relations
Phone: (855) 794-2447
Email: investors@ah4r.com